Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251052 on Form S-8 of our report dated September 15, 2025 relating to the financial statements of Opthea Limited appearing in this Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Deloitte Touche Tohmatsu

Melbourne, Australia

September 15, 2025